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Exhibit 4.1

CERTIFICATE OF INCORPORATION

OF

WATTS INDUSTRIES, INC.

        FIRST.    The name of the corporation is Watts Industries, Inc.

        SECOND.    The address of the corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of the corporation's registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

        THIRD.    The nature of the business or purposes proposed to be transacted or promoted is as follows:

            To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH.    The total number of shares of capital stock of all classes which the corporation shall have authority to issue shall be 120,300 shares, to wit: (1) 88,000 shares of Common Stock, $1.00 par value per share ("Common Stock"), (2) 11,000 shares of Class B Common Stock, $1.00 par value per share ("Class B Common Stock"), and (3) 21,300 shares of 10% Preferred Stock, $100.00 par value per share ("10% Preferred Stock"). Each class of capital stock shall have the following preferences, voting powers, qualifications and special or relative rights or privileges.

        Section 1.    Common Stock and Class B Common Stock.    Except as otherwise expressly provided below in this Section 1, the preferences, voting powers, qualifications and special or relative rights or privileges of the Common Stock and the Class B Common Stock shall be identical.

          Section 1.1    Dividends.    Dividends may be declared by the Board of Directors upon and paid to the holders of the Common Stock and Class B Common Stock out of funds legally available therefor; provided, however, that such dividends, when, as and if declared and paid, shall be so declared and paid to such holders pro rata according to the number of shares of Common Stock and Class B Common Stock held by each such holder (with the number of shares of outstanding Common Stock and Class B Common Stock being aggregated and considered a single class for this purpose); and provided further, however, that should any dividend or other distribution be declared upon Common Stock whether payable in cash or in shares of Common Stock or otherwise, a comparable dividend shall be declared upon Class B Common Stock and vice versa. If the dividend declared upon Common Stock is payable in shares of Common Stock, the comparable dividend declared upon Class B Common Stock shall be payable in shares of Class B Common Stock, and vice versa. No amendment shall be made to the Certificate of Incorporation of the corporation, or other corporate action taken, which shall split, split-up, subdivide, consolidate or combine (or have the effect thereof) shares of Common Stock without a comparable amendment being made or comparable action being taken with respect to the Class B Common Stock, and vice versa.

          Section 1.2    Rights Upon Liquidation and Dissolution.    Upon any liquidation, dissolution, winding up or distribution of the assets and surplus funds of the corporation, whether voluntary or involuntary, after full payment or provision for the payment of creditors and the rights of holders of securities having preference to the Common Stock and the Class B Common Stock (including the 10% Preferred Stock), the holders of Class B Common Stock shall be entitled to receive in preference to the holders of the Common Stock of the corporation, or to the holders of any other stock, other than the 10% Preferred Stock, of the corporation which is not expressly ranked superior or prior to the Class B Common Stock with respect to liquidation and dissolution (with the consent of the holders of the Class B Common Stock given in accordance with Section 1.5 hereof to the extent applicable) an amount equal to $1,122,365 per share (the "Initial Class B Common Distribution") before any payment or distribution of the assets and surplus funds of the corporation shall be made to or set apart for the holders of any Common Stock or of any of such other stock. After the payment of such amount, the holders of the Common Stock of the corporation shall then be entitled to an amount equal to $1,122.365 per share (the "Initial Common Distribution"). Thereafter, the holders of Common Stock and Class B Common Stock shall participate in any payment or distribution pro rata according to the number of shares of Common Stock and Class B Common Stock held by each such holder (with the number of shares of outstanding Common Stock and Class B Common Stock being aggregated and considered a single class for this purpose).

          Notwithstanding the preceding paragraph of this Section 1.2, (i) if the assets and surplus funds of the corporation available for the Initial Class B Common Distribution to the holders of its Class B Common Stock shall be insufficient to permit payment in full of said amount, the said assets and surplus funds shall be paid or distributed ratably among the holders of the Class B Common Stock in proportion to the amounts they would have been entitled to receive had such assets and surplus funds been sufficient to permit payment in full of said amounts and (ii) if the assets and surplus funds of the corporation available for the Initial Common Distribution to the holders of its Common Stock shall be insufficient to permit payment in full of such amount, the said assets and surplus funds shall be paid or distributed ratably among the holders of the Common Stock in proportion to the amounts they would have been entitled to receive had such assets and surplus funds been sufficient to permit payment in full of said amounts. For purposes of this Section 1.2, the consolidation of the corporation with, or merger of the corporation into, another corporation, the merger of any other corporation into it, or the sale or conveyance to another corporation of the properties of the corporation as an entirety or substantially as an entirety (for cash, shares of stock, other securities, or other consideration), shall not be deemed to be a liquidation, dissolution, winding up, or distribution of the assets of the corporation; provided however, that thirty (30) days' notice and opportunity to convert to shares of Common Stock have been given to the holders of the Class B Common Stock.

          Section 1.3    Voting Rights.    For each share of Common Stock standing in his name on the books of the corporation, the holder thereof shall have one vote. For each share of Class B Common Stock standing in his name on the books of the corporation, the holder thereof shall have one vote. Except as otherwise provided herein, the holders of Common Stock and Class B Common Stock shall have identical voting rights and shall vote as a single class on all matters to come before the shareholders of the corporation, but shall vote as a separate class from the holders of shares of 10% Preferred Stock.

            1.3.1    Election of Directors.    So long as Bessemer Securities Corporation (hereinafter called "Bessemer" within the meaning ascribed thereto in Section l.3.0) shall be the holder of (i) at least one (1) share of Class B Common Stock and (ii) at least twenty percent (20%) of the aggregate number of outstanding shares of Common Stock and Class B Common Stock, taken as a whole, the corporation's Board of Directors shall be comprised of nine (9) members (this number shall drop to seven (7) when Bessemer's percentage as aforesaid shall drop below twenty percent (20%)) and the holders of Class B Common Stock shall be entitled, voting as a separate class, to elect four (4) (this number shall drop to two (2) when Bessemer's percentage as aforesaid drops below twenty percent (20%)) of the members of the Board of Directors, and the holders of Common Stock shall be entitled, voting as a separate class, to elect the remaining five (5) members of the Board of Directors (the holders of Common Stock being entitled to elect all of the members of the Board of Directors if at any time Bessemer's percentage as aforesaid drops below eight percent (8%) or it does not own at least one (1) share of Class B Common Stock); provided, however, that if at any time while

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    Bessemer still holds (i) at least one (1) share of Class B Common Stock and (ii) at least twenty percent (20%) of the aggregate number of outstanding shares of Common Stock and Class B Common Stock, taken as a whole, the corporation's earnings (after taxes but before extraordinary items net of tax effect) ("Adjusted After-Tax Earnings") for the highest three (3) full fiscal quarters during any period of four (4) consecutive full fiscal quarters shall be less than $500,000 per quarter (the "Trigger Level") after (a) Adjusted After-Tax Earnings for each of the four (4) consecutive quarters shall have been increased by the amounts of any losses or reductions in earnings to the extent, and only to the extent, that such losses or reductions in earnings were due to Acts of God or force majeure (including, without limitation, strikes or other labor disturbances) or the continuing effects of such Acts of God or force majeure and have not already been allowed for in such earnings as "extraordinary items," and then (b) Adjusted After-Tax Earnings for each of such three (3) highest quarters shall have been decreased by one-third of any loss after taxes but before extraordinary items net of tax effect in the remaining quarter of such period of four (4) consecutive full fiscal quarters (as adjusted in (a)), the Secretary of the corporation shall give written notice thereof to each holder of Class B Common Stock and, whether or not such notice is given, provided that Bessemer still holds (i) at least one (1) share of Class B Common Stock and (ii) at least twenty percent (20%) of the aggregate number of outstanding shares of Common Stock and Class B Common Stock, taken as a whole, the corporation's Board of Directors will thereupon be increased automatically in size to ten (10) members and the holders of Class B Common Stock shall thereafter be entitled, voting as a separate class, to elect five (5) of the then (10) members of the Board of Directors and the holders of the Common Stock shall be entitled, voting as a separate class, to elect the remaining five (5) members of the Board of Directors. The holders of a majority of the outstanding shares of Class B Common Stock shall designate in a writing delivered to the Secretary of the corporation their selection of the additional director elected by them pursuant to the preceding sentence, and such person shall take office as such director immediately upon such designation in writing. Such director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, when he may be replaced or reelected by vote of the holders of Class B Common Stock, or until the size of the Board of Directors is decreased in accordance with this Section 1.3.1, whichever is sooner. At such time as the corporation's Adjusted After-Tax Earnings for the highest three (3) full fiscal quarters during any period of four (4) consecutive full fiscal quarters shall be more than the Trigger Level after (a) Adjusted After-Tax Earnings for each of such four (4) consecutive quarters shall have been increased by the amount of any losses or reductions in earnings to the extent, and only to the extent, that such losses or reduction in earnings were due to Acts of God or force majeure (including, without limitation, strikes of other labor disturbances) or the continuing effects of such Acts of God or force majeure and have not already been allowed for in such earnings as "extraordinary items" and then (b) Adjusted After-Tax Earnings for the three (3) highest such quarters shall have been decreased by one-third of any loss after taxes but before extraordinary items net of tax effect in the remaining quarter of such period of four (4) consecutive full fiscal quarters (as adjusted in (a)), or at such time as Bessemer no longer owns (i) at least one (1) share of Class B Common Stock or (ii) twenty percent (20%) of the corporation's outstanding shares of Common Stock and Class B Common Stock, taken as a whole, the voting rights referred to in the proviso clause of the preceding sentence shall be automatically terminated (subject to becoming effective again should the conditions set forth in this Section 1.3.1 reoccur), one of the members of the Board of Directors who has been elected by the holders of the Class B Common Stock shall immediately resign and upon such resignation the Board of Directors will be decreased automatically in size to nine (9) members and the holders of Class B Common Stock shall thereafter have the right, voting as a separate class, to elect four (4) of the nine (9) members of the Board of Directors and the holders of Common Stock shall have the right,

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    voting as a separate class, to elect the remaining five (5) members of the Board of Directors (subject to the provisions of the first sentence of this Section 1.3.1); provided however, that if such a Director fails to resign immediately, the Secretary of the corporation shall promptly call a special meeting of stockholders at which only nine (9) Directors of the corporation (of which five (5) shall be elected by the holders of Common Stock and four (4) shall be elected by the holders of Common Stock voting as separate classes), will be elected and the terms of office of all persons who are then directors of the corporation shall terminate immediately upon such election. For purposes of determining Adjusted After-Tax Earnings under this Section 1.3.1, the corporation shall make all quarterly computations of Adjusted After-Tax Earnings on a basis consistent with prior such determinations by the corporation or its predecessor (except for such changes in accounting principles and practices as may have been required from time to time by the corporation's independent public accountants) and with a view toward avoiding material distortions of net income from period to period. These computations shall be required to be made only when requested by Bessemer.

            1.3.2    Election of Director by Subsequent Holders.    Should Bessemer no longer have the right to elect any director of the corporation pursuant to Section 1.3.1, then so long as any person or persons who shall have acquired Class B Common Stock from Bessemer shall be the holder in the aggregate of (i) at least one thousand (l,000) shares of Class B Common Stock and (ii) at least eight percent (8%) of the aggregate number of outstanding shares of Common Stock and Class B Common Stock, taken as a whole, the holders of Class B Common Stock shall be entitled, voting as a separate class, to elect one of the members of the Board of Directors of the corporation, and the holders of Common Stock shall be entitled, voting as a separate class, to elect all the remaining members of the Board of Directors (the holders of Common Stock being entitled to elect all the members of the Board of Directors if at any time such assignee or assignees no longer hold (i) at least one thousand (1,000) shares of Class B Common Stock or (ii) at least eight percent (8%) of the outstanding shares of Common Stock and Class B Common Stock, taken as a whole).

            1.3.3    Definition of "Bessemer".    For purposes of this Section 1.3, the term "Bessemer" shall (1) include an entity more than fifty percent (50%) of the aggregate beneficial voting interest of which is owned directly or indirectly by or for the benefit of heirs of the late Henry Phipps and which entity succeeds to all or substantially all of the assets of Bessemer Securities Corporation, but shall (2) specifically exclude any and all other successors or assignees of said Bessemer Securities Corporation.

            1.3.4    Percentages.    Whenever in this Article Fourth certain rights inure to the benefit of Bessemer or certain events occur based upon Bessemer's holdings of a certain specified percentage of all of the outstanding Class B Common Stock and Common Stock, taken as a whole, the amount of such outstanding stock shall be determined exclusive of any shares of Common Stock which shall have been issued and sold for cash by the corporation after May 28, 1981 pursuant to a registered public offering under the Securities Act of 1933, as amended.

          Section 1.4    Conversion.    The holders of the Class B Common Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a)    Right to Convert.    Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Class B Common Stock, into an equal number of fully paid and nonassessable shares of Common Stock, as constituted at the time of conversion.

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            (b)    Mechanics of Conversion.    Before any holder of Class B Common Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

            (c)    Common Reserved.    The corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Class B Common Stock.

          Section 1.5    Covenants.    So long as not less than 1,000 shares of the Class B Common Stock shall be outstanding (as adjusted for stock splits, split-ups, sub-divisions, consolidations and combinations of such stock), the corporation shall not, without first obtaining the affirmative vote or written consent of more than fifty percent (50%) of the outstanding shares of Class B Common Stock:

            (a)   amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or By-Laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any shares of Class B Common Stock or if such action would change the number of directors of the corporation (except as otherwise contemplated herein);

            (b)   create or reclassify any class of stock of the corporation other than the 10% Preferred Stock as shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Class B Common Stock; or

            (c)   pay or declare any dividend on any shares of any class of stock of the corporation, other than as permitted hereby with respect to the Common Stock, the Class B Common Stock and the 10% Preferred Stock, or apply any of its assets to the redemption, retirement, purchase or other acquisition (otherwise than upon the death or a person having a family relationship to either George B. Horne or Timothy P. Horne or upon the arising of a requirement or an option to redeem or repurchase shares pursuant to stock restriction agreements with employees of the corporation existing on May 15, 1981, or agreements with substantially similar provisions subsequently entered into with employees of the corporation) directly or indirectly, through subsidiaries or otherwise, of any shares of any class of stock of the corporation, except as permitted hereby with respect to the 10% Preferred Stock. For purposes of the preceding sentence, the term "family relationship" shall mean any relationship by blood, marriage or adoption.

        Section 2.    10% Preferred Stock.

          Section 2.1    Dividends.    The holders of 10% Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, cumulative cash dividends ("Cumulative Dividends") at the rate of $8.00 per share per annum and non-cumulative cash dividends ("Non-Cumulative Dividends") at the rate of $2.00 per share per annum and no more. Dividends

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  shall be payable quarterly on the first day of January, April, July and October of each year (the "Dividend Payment Date(s)") out of the funds of this corporation legally available therefor. Cumulative Dividends shall have been paid or declared and set apart for payment before any cash dividends, payment or distribution (other than a dividend or distribution upon Common Stock payable in shares of Common Stock or a dividend or distribution upon Class B Common Stock payable in shares of Class B Common Stock) shall be made with respect to any of the Common Stock or Class B Common Stock of the corporation as may from time to time be issued and outstanding. Cumulative Dividends shall accrue from the Dividend Payment Date immediately preceding the date of issue, or from the date of issue if it is a Dividend Payment Date, and shall be cumulative so that if Cumulative Dividends in respect of any dividend period shall not have been paid upon or declared and set apart for the 10% Preferred Stock, the deficiency shall be fully paid or declared and set apart before any dividend (other than a dividend or distribution upon Common Stock payable in shares of Common Stock or a dividend or distribution upon Class B Common Stock payable in shares of Class B Common Stock) shall be paid upon or declared or set apart for the Common Stock or the Class B Common Stock and before any Non-Cumulative Dividend shall be paid upon or declared or set apart for the 10% Preferred Stock. Non-Cumulative Dividends upon the 10% Preferred Stock shall be non-cumulative, whether or not in any fiscal year there shall be net income or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, Non-Cumulative Dividends in whole or in part are not paid on the 10% Preferred Stock, unpaid Non-Cumulative Dividends shall not accumulate as against the holders of the Common Stock or the Class B Common Stock of the corporation, so that no sums for Non-Cumulative Dividends in any later years shall be paid to the holders of the 10% Preferred Stock with respect to any prior year or years when Non-Cumulative Dividends were not paid. In no event shall the holders of the 10% Preferred Stock receive aggregate dividends of more than $10.00 per share with respect to any fiscal year.

          Section 2.2    Redemption of 10% Preferred Stock.    In accordance with the vote of the Board of Directors, all or any part of the 10% Preferred Stock then outstanding may be called for redemption at any time after its date of issuance at $100 per share plus all accrued and unpaid Cumulative Dividends. Notice of the election of the corporation to redeem the 10% Preferred Stock shall be mailed not less than thirty (30) days before the designated redemption date to the holders of the 10% Preferred Stock so called for redemption at their addresses as last recorded on the books of the corporation. In case less than all of the 10% Preferred Stock at the time outstanding is to be called for redemption, the Board of Directors may order that the stock to be called be selected by lot or pro rata or in any other manner it deems appropriate (whether or not such procedure is by lot or on a pro rata basis). The decision of the Board of Directors as to the time and method of redemption and the method of determining the particular shares of 10% Preferred Stock to be redeemed shall be conclusive. After the designated redemption date, the holders of the 10% Preferred Stock so called for redemption shall have none of the rights of stockholders with respect to the shares so called except to receive the redemption value thereof upon surrender, endorsed in blank, of the certificate(s) representing the shares of 10% Preferred Stock so called. Nothing herein contained shall be deemed to limit the right of the corporation to purchase or otherwise acquire at any time any shares of its capital stock of any class.

          Section 2.3    Rights Upon Liquidation and Dissolution.    Upon any liquidation, dissolution, winding up, or distribution of the assets and surplus funds of the corporation, whether voluntary or involuntary, after full provision for creditors, the holders of 10% Preferred Stock shall be entitled to receive in preference to the holders of any other class of stock of the corporation an amount equal to $100 per share plus accrued and unpaid Cumulative Dividends before any payment or distribution of the assets and surplus funds of the corporation shall be made to or set apart for the holders of any Common Stock or Class B Common Stock and shall not thereafter participate in any of the assets and surplus funds of the corporation or in any proceeds thereof; provided,

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  however , that if the assets and surplus funds of the corporation available for distribution to the holders of its 10% Preferred Stock shall be insufficient to permit payment in full of said amount, the said assets and surplus funds shall be distributed ratably among the holders of the 10% Preferred Stock in proportion to the amounts they would have been entitled to receive had such assets and surplus funds been sufficient to permit payment in full of said amounts. For the purposes of this Section 2.3, the consolidation of the corporation with, or merger of the corporation into, another corporation, the merger of any other corporation into it, or the sale or conveyance to another corporation of the properties of the corporation as an entirety or substantially as an entirety (for cash, shares of stock, other securities, or other consideration), shall not be deemed to be a liquidation, dissolution, winding up, or distribution of the assets of the corporation.

          Section 2.4    Voting Rights.    Except as provided below or as otherwise provided by law or from time to time by the provisions of the Certificate of Incorporation of the corporation, the holders of 10% Preferred Stock shall have no right to vote on any matters presented to the corporation's shareholders for action and shall not be entitled to notice of any stockholders' meeting; provided, however, that when such holders shall be so entitled to vote, they shall vote as a separate class and each holder of 10% Preferred Stock shall be entitled to one-tenth of one (1/10 of 1) vote for each share of 10% Preferred Stock standing in his name on the books of the corporation.

          So long as any shares of 10% Preferred Stock are outstanding, the corporation shall not create or authorize any other class of stock (except common Stock and Class B Common Stock) ranking superior or prior to the 10% Preferred Stock without the consent (given by a vote at a meeting called for the purpose) of the holders of at least two-thirds of the total number of shares of the 10% Preferred Stock then outstanding, voting as a separate class.

          In case at any time an aggregate of twelve (12) quarterly payments of Cumulative Dividends on the shares of 10% Preferred Stock shall be unpaid, the holders of the shares of 10% Preferred Stock shall be entitled to notice of all stockholders' meetings and shall have the same voting rights as the holders of the Common Stock, voting as a single class with the holders of the Common Stock; provided, however, that the holders of the 10% Preferred Stock shall have one-tenth of one (1/10 of 1) vote for each share held. Such rights shall terminate when all accumulated unpaid Cumulative Dividends to and including the last preceding Dividend Date shall have been declared and paid in full, but such rights shall be reinstated as aforesaid when and if twelve (12) quarterly payments of Cumulative Dividends shall again be unpaid.

          Section 2.5    Residual Rights.    All preferences, voting powers, qualifications, special or relative rights or privileges accruing to the outstanding shares of the corporation's capital stock not expressly provided for to the contrary in this Section 2 shall be vested on a share-for-share basis in the Common Stock and Class B Common Stock.

        FIFTH.    The name and mailing address of the sole incorporator is as follows:

Name	Address
Paul R. Rugo	Goodwin, Procter & Hoar Exchange Place Boston, Massachusetts 02109

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        SIXTH.    The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of the stockholders or until the successor are elected and qualified are as follows:

Timothy P. Horne	94 Porter Road Andover, MA 01810
Frederic B. Horne	940 Great Pond Road North Andover, MA 01845
Robert T. McLaurin	Pleasant Street Loudon, NH 03301
Charles W. Grigg	56 Damien Road Wellesley Hills, MA 02181
Noah T. Herndon	60 Fernwood Road Chestnut Hill, MA 02167
Alastair B. Martin	"The Belfry" — Holly Branch Road New York, NY
Paul Bancroft, III	249 E. 45th St., Apt. 20A New York, NY 10017
John I. Wechsler	1641 3rd Avenue, Suite 28D New York, NY 10028
Thomas N. Begel	Hunts Horse Farm Province Line Road Hopewell, NJ 08525

        SEVENTH.    Elections of directors need not be by written ballot unless the By-Laws of the corporation so provide.

        EIGHTH.    The Board of Directors, as well as the stockholders, may adopt, amend or repeal the By-Laws of the corporation, to the extent permitted by such By-Laws.

        NINTH.    The corporation is to have perpetual existence.

        TENTH.    Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

        ELEVENTH.    The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein or by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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        I, the undersigned, being the sole incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of December, 1985.

/s/ PAUL R. RUGO Paul R. Rugo

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CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

        Watts Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST:    That the Board of Directors of Watts Industries, Inc., at a meeting duly held, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and submitting said amendment to the stockholders of the Corporation for their consideration. The proposed amendment is set forth in Exhibit A attached hereto.

        SECOND:    That the holders of a majority of each class of the issued and outstanding capital stock of the Corporation entitled to vote thereon have given written consent to said amendment and written notice of said written consent and amendment has been given to those stockholders who have not consented in writing, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

        THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. With the exception of the provisions amended hereby, all provisions of the Certificate of Incorporation of the Corporation shall remain in full force and effect as previously adopted.

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereto affixed and this Certificate of Amendment to the Certificate of Incorporation to be signed by its Executive Vice President and attested by its Secretary this 13th day of June, 1986.

WATTS INDUSTRIES, INC.

	By:	/s/ CHARLES W. GRIGG Charles W. Grigg, Executive Vice President
ATTEST:

/s/ KENNETH J. MCAVOY Kenneth J. McAvoy, Secretary

EXHIBIT A

        FOURTH:

        1.3.1    Election of Directors.    So long as Bessemer Securities Corporation (hereinafter called "Bessemer" within the meaning ascribed thereto in Section 1.3.3) shall be the holder of (i) at least one (1) share of Class B Common Stock and (ii) at least twenty percent (20%) of the aggregate number of outstanding shares of Common Stock and Class B Common Stock, taken as a whole, the corporation's Board of Directors shall be comprised of seven (7) members (this number shall drop to five (5) when Bessemer's percentage as aforesaid shall drop below twenty percent (20%)) and the holders of Class B Common Stock shall be entitled, voting as a separate class, to elect three (3) (this number shall drop to one (1) when Bessemer's percentage as aforesaid drops below twenty percent (20%)) of the members of the Board of Directors, and the holders of Common Stock shall be entitled, voting as a separate class, to elect the remaining four (4) members of the Board of Directors (the holders of Common Stock being entitled to elect all of the members of the Board of Directors if at any time Bessemer's percentage as aforesaid drops below eight percent (8%) or it does not own at least one (1) share of Class B Common Stock); provided, however, that if at any time while Bessemer still holds (i) at least one (1) share of Class B Common Stock and (ii) at least twenty percent (20%) of the aggregate number of outstanding shares of Common Stock and Class B Common Stock, taken as a whole, the corporation's earnings (after taxes but before extraordinary items net of tax effect) ("Adjusted After-Tax Earnings") for the highest three (3) full fiscal quarters during any period of four (4) consecutive full fiscal quarters shall be less than $500,000 per quarter (the "Trigger Level") after (a) Adjusted After-Tax Earnings for each of the four (4) consecutive quarters shall have been increased by the amounts of any losses or reductions in earnings to the extent, and only to the extent, that such losses or reductions in earnings were due to Acts of God or force majeure (including, without limitation, strikes or other labor disturbances) or the continuing effects of such Acts of God or force majeure and have not already been allowed for in such earnings as "extraordinary items," and then (b) Adjusted After-Tax Earnings for each of such three (3) highest quarters shall have been decreased by one-third of any loss after taxes but before extraordinary items net of tax effect in the remaining quarter of such period of four (4) consecutive full fiscal quarters (as adjusted in (a)), the Secretary of the corporation shall give written notice thereof to each holder of Class B Common Stock and, whether or not such notice is given, provided that Bessemer still holds (i) at least one (1) share of Class B Common Stock and (ii) at least twenty percent (20%) of the aggregate number of outstanding shares of Common Stock and Class B Common Stock, taken as a whole, the corporation's Board of Directors will thereupon be increased automatically in size to eight (8) members and the holders of Class B Common Stock shall thereafter be entitled, voting as a separate class, to elect four (4) of the then eight (8) members of the Board of Directors and the holders of the Common Stock shall be entitled, voting as a separate class, to elect the remaining four (4) members of the Board of Directors. The holders of a majority of the outstanding shares of Class B Common Stock shall designate in a writing delivered to the Secretary of the corporation their selection of the additional director elected by them pursuant to the preceding sentence, and such person shall take office as such director immediately upon such designation in writing. Such director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, when he may be replaced or reelected by vote of the holders of Class B Common Stock, or until the size of the Board of Directors is decreased in accordance with this Section 1.3.1, whichever is sooner. At such time as the corporation's Adjusted After-Tax Earnings for the highest three (3) full fiscal quarters during any period of four (4) consecutive full fiscal quarters shall be more than the Trigger Level after (a) Adjusted After-Tax Earnings for each of such four (4) consecutive quarters shall have been increased by the amount of any losses or reductions in earnings to the extent, and only to the extent, that such losses or reduction in earnings were due to Acts of God or force majeure (including, without limitation, strikes or other labor disturbances) or the continuing effects of such Acts of God or force majeure and have not already been allowed for in such earnings as "extraordinary items" and then (b) Adjusted After-Tax Earnings for the three (3) highest such quarters shall have been decreased by one-third of any loss after taxes but before extraordinary items net of tax effect in the remaining quarter of such period of four (4) consecutive full fiscal quarters (as adjusted in (a)), or at such time as Bessemer no longer owns (i) at least one (l) share of Class B Common Stock or (ii) twenty percent (20%) of the corporation's outstanding shares of Common Stock and Class B Common Stock, taken as a whole, the voting rights referred to in the proviso clause of the proceeding sentence shall be automatically terminated (subject to becoming effective again should the conditions set forth in this Section 1.3.1 reoccur), one of the members of the Board of Directors who has been elected by the holders of the Class B Common Stock shall immediately resign and upon such resignation the Board of Directors will be decreased automatically in size to seven (7) members and the holders of Class B Common Stock shall thereafter have the right, voting as a separate class, to elect three (3) of the seven (7) members of the Board of Directors and the holders of Common Stock shall have the right, voting as a separate class, to elect the remaining four (4) members of the Board of Directors (subject to the provisions of the first sentence of this Section 1.3.1); provided, however, that if such a Director fails to resign immediately, the Secretary of the corporation shall promptly call a special meeting of stockholders at which only seven (7) Directors of the corporation (of which four (4) shall be elected by the holders of Common Stock and three (3) shall be elected by the holders of Class B Common Stock voting as separate classes), will be elected and the terms of office of all persons who are then directors of the corporation shall terminate immediately upon such election. For purposes of determining Adjusted After-Tax Earnings under this Section 1.3.1, the corporation shall make all quarterly computations of Adjusted After-Tax Earnings on a basis consistent with prior such determinations by the corporation or its predecessor (except for such changes in accounting principles and practices as may have been required from time to time by the corporation's independent public accountants) and with a view toward avoiding material distortions of net income from period to period. These computations shall be required to be made only when requested by Bessemer.

2

RESTATED CERTIFICATE OF INCORPORATION

OF

WATTS INDUSTRIES, INC.

Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware

        Watts Industries, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, the Certificate of Incorporation of which was filed in the Office of the Secretary of State of Delaware on December 27, 1985 and recorded in the office of the Recorder of Deeds of New Castle County, State of Delaware, on December 27, 1985, which Certificate of Incorporation was amended pursuant to a Certificate of Amendment filed in the Office of the Secretary of State of Delaware on June 13, 1986 and recorded in the Office of the Recorder of Deeds of New Castle County, State of Delaware, on June 18, 1986, does hereby certify that this Restated Certificate of Incorporation has been duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        FIRST:    The name of the Corporation is Watts Industries, Inc.

        SECOND:    The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

        THIRD:    The nature of the business or purpose to be conducted or promoted is as follows:

          To conduct or engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:    The total number of shares of capital stock which the Corporation shall have authority to issue shall be thirty-eight million (38,000,000) shares, of which twenty million (20,000,000) shall be Class A Common Stock, par value $.10 per share ("Class A Common Stock"), thirteen million (13,000,000) shall be Class B Common Stock, par value $.10 per share ("Class B Common Stock"), and five million (5,000,000) shall be Preferred Stock, par value $.10 per share, issuable in series ("Preferred Stock").

        As of the date and time this Restated Certificate of Incorporation shall become effective under the laws of the State of Delaware (the "Effective Time"), each share of Common Stock, par value $1.00 per share ("Old Common Stock"), issued and outstanding immediately prior to the Effective Time shall be automatically converted (without any further act) into 330 fully paid and non-assessable shares of Class B Common Stock, each share of Class B Common Stock, par value $1.00 per share ("Old Class B Stock"), issued and outstanding immediately prior to the Effective Time shall be automatically converted (without any further act) into 330 fully paid and non-assessable shares of Class A Common Stock, and each share of 10% Preferred Stock, par value $100.00 per share ("Old Preferred Stock"), issued and outstanding immediately prior to the Effective Time shall be automatically converted (without any further act) into such number of fully paid and non-assessable shares of Class B Common Stock as is equal to a fraction, the numerator of which shall equal 100 plus the number which is equal to the dollar value of all accrued and unpaid dividends, if any, on such share and the denominator of which shall be 16.5; provided, however, that no fractional shares shall be issued on account of such conversion of Old Preferred Stock and that cash shall be paid in lieu thereof. Until presented and surrendered for cancellation, each certificate for shares of the Old Common Stock, Old Class B Stock and Old Preferred Stock, respectively, outstanding as of the Effective Time shall be deemed to represent the number of shares of Class A Common Stock of Class B Common Stock determined in accordance with this paragraph, and upon such presentation and surrender each holder of a certificate or certificates for such Old Common Stock, Old Class B Stock or Old Preferred Stock, as applicable, shall be entitled to receive a certificate for such number of shares of Class A Common Stock or Class B Common Stock.

        Except as otherwise specifically stated in this Article Fourth, shares of Class A Common Stock and shares of Preferred Stock may be issued by the Corporation from time to time as approved by its Board of Directors without the approval of the stockholders. Subsequent to the Effective Time, no shares of Class B Common Stock may be issued by the Board of Directors without the prior approval of a majority in interest of the holders of Class B Common Stock and the Class A Common Stock, voting as separate classes, except as provided in Sections A.3 and A.4 of this Article Fourth. The consideration for the issuance of shares shall be paid in full before their issuance and shall not be less than the par value per share. The consideration for the shares shall be such consideration as is lawful under the General Corporation Law of the State of Delaware at the time of issue, and the value of such property, labor or services, as determined by the Board of Directors of the Corporation, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and non-assessable. In the case of a stock dividend, that part of the surplus or retained earnings of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for such issuance.

        A description of the different classes of the Corporation's capital stock and a statement of the powers, designations, preferences and relative, participating, optional or other specified rights of each class of capital stock or series thereof and the qualifications, limitations or restrictions appertaining thereto are as follows:

        A.    Class A Common Stock and Class B Common Stock.

          1.    Voting.

            (a)   At every meeting of the stockholders of the Corporation (or with respect to any action by written consent in lieu of a meeting of stockholders), each share of Class A Common Stock shall be entitled to one (1) vote (whether voted in person by the holder thereof or by proxy or pursuant to a stockholders' consent) and each share of Class B Common Stock shall be entitled to ten (10) votes (whether voted in person by the holder thereof or by proxy or pursuant to a stockholders' consent), voting together as one class on all matters which may lawfully be submitted to a vote of stockholders, except to the extent otherwise required by law and except as otherwise provided in this Restated Certificate of Incorporation or any amendment hereof.

            (b)   In determining whether any resolution has been adopted by the vote of a specified percentage of the holders of shares of the Corporation pursuant to the Corporation's By-laws or otherwise, such percentage shall be calculated as a percentage of the total number of votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock (and any other shares entitled to vote thereon) except to the extent such holders vote as separate classes as required by law or as otherwise provided in this Restated Certificate of Incorporation.

          2.    Conversion.

            (a)   Each share of Class B Common Stock may at any time be converted into one (1) fully paid and non-assessable share of Class A Common Stock. Such conversion right shall be exercised by the surrender of the certificate representing such share of Class B Common Stock to be converted by the record holder thereof at any time during normal business hours at the principal executive offices of the Corporation or, if an agent for the registration of the transfer of shares of Class A Common Stock is then duly appointed and acting (the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by a written notice of the election by the record holder thereof to convert, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation or the Transfer Agent. A conversion shall be deemed to have occurred at the close of business on the date when the Corporation or the Transfer Agent has received the prescribed written notice, the required certificate or certificates and any such instruments of transfer; provided, however, that any such conversions within five (5) business days after the Effective Time shall be deemed to have occurred at the time the Corporation or Transfer Agent, as applicable, receives all such documentation in proper form. The Corporation or the Transfer Agent shall deliver a certificate or certificates representing the shares of Class A Common Stock issuable upon such conversion to the record holder requesting such conversion as soon as practicable thereafter. Any such conversion shall be made without charge for any stamp or similar tax in respect of the issuance of the certificate or certificates for the shares of Class A Common Stock issued in connection with such conversion, unless such certificate or certificates are to be issued in a name other than that of the record holder of the share or shares of Class B Common Stock converted, in which case such record holder shall pay to the Corporation or the Transfer Agent the amount of any stamp or similar tax which may be payable in respect of any transfer involved in such conversion.

            (b)   The Corporation shall not be required to convert Class B Common Stock and no surrender of Class B Common Stock shall be effective for that purpose while the stock transfer books of the Corporation are closed for any purpose; but the valid presentation of Class B Common Stock for conversion during any period such books are so closed shall become effective for conversion immediately upon the re-opening of such books, as if the conversion had been made on the data such Class B Common Stock was surrendered.

            (c)   The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Class A Common Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange or listing service, if any, upon which the outstanding Class A Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of the shares of Class B Common Stock, will, upon issuance, be fully paid and non-assessable and not entitled to any preemptive rights.

            (d)   At such time as the total number of shares of Class B Common Stock issued and outstanding shall constitute less than five percent (5%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock issued and outstanding, all of the outstanding shares of Class B Common Stock shall be automatically converted (without any further act) into an equal number of shares of Class A Common Stock pursuant to the terms of this Section A.2. Such conversion shall be deemed to be effective at such time, regardless of whether the certificate or certificates for such outstanding shares of Class B Common Stock shall have been duly surrendered for conversion.

            (e)   All shares of Class B Common Stock converted pursuant to this Section A.2 shall thereupon be retired and revert to the status of authorized and unissued shares, and may not be reissued except as provided in Section A.3 or A.4 of this Article Fourth.

          3.    Further Issuance and Authorization of Class B Common Stock.

          Following the Effective Time, no additional shares of Class B Common Stock shall be issued or authorized without the affirmative vote of a majority of all votes entitled to be cast by the holders of the Class A Common Stock and Class B Common Stock, voting as separate classes, except as provided in Section A.4 of this Article Fourth.

          4.    Dividends.

          Dividends may be declared by the Board of Directors upon and paid to the holders of the Class A Common Stock and Class B Common Stock out of funds legally available therefor; provided, however, that such dividends, when, as and if declared and paid, shall be so declared and paid to such holders pro rata according to the number of shares of Class A Common Stock and Class B Common Stock held by each such holder (with the number of shares of outstanding Class A Common Stock and Class B Common Stock being aggregated and considered a single class for this purpose); and provided further, however, that no dividend or other distribution may be declared upon the Class A Common Stock, whether payable in cash or in shares of Class A Common Stock or otherwise, unless a comparable dividend shall be declared upon the Class B Common Stock and vice versa. If the dividend declared upon the Class A Common Stock is payable in shares of Class A Common Stock, the comparable dividend declared upon the Class B Common Stock shall be payable in shares of Class B Common Stock, and vice versa. No dividend declared on shares of Class A Common Stock shall be payable in shares of Class B Common Stock, and vice versa.

          5.    Stock Splits and Other Transactions.

          Shares of Class A Common Stock or Class B Common Stock may not be split up, subdivided, combined or reclassified, unless at the same time the shares of such other class are proportionately so split up, subdivided, combined or reclassified in a manner which maintains the same proportionate equity ownership (i.e., the same proportion of shares of Class A Common Stock and Class B Common Stock held by each class) between the holders of Class A Common Stock and Class B Common Stock as comprised on the record date for any such transaction.

          6.    Liquidation Rights.

          In the event of a liquidation or dissolution of the Corporation, or a winding up of its affairs, whether voluntary or involuntary, or a merger or consolidation of the Corporation, after payment or provision for payment of the debts or liabilities of the Corporation and the amounts to which holders of Preferred Stock, if any, may be entitled, holders of Class A Common Stock and Class B Common Stock shall be entitled to share ratably as one class for this purpose (i.e., an equal amount of assets for each share of either Class A Common Stock or Class B Common Stock) in the remaining assets of the Corporation.

          7.    Restriction on Transfer of Class B Common Stock.

            (a)   No person holding shares of Class B Common Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee (as hereinafter defined). A Permitted Transferee shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Common Stock, as follows:

                (i)  In the case of a Class B Holder who is a natural person, a Permitted Transferee shall mean:

                (A)  The spouse of such Class B Holder, any lineal descendant of a grandparent of such Class B Holder, and any spouse of such lineal descendant (which lineal descendants, their spouses, the Class B Holder, and his or her spouse are herein collectively referred to as the "Class B Holder's Family Members");

                (B)  The trustee of a trust for the benefit of such Class B Holder and/or one or more of his or her Permitted Transferees described in each subclause of this clause (i) other than this subclause (B), provided that such trust may also grant a general or special power of appointment to one or more of such Class B Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Class B Holder's Family Members payable by reason of the death of any of such Family Members;

                (C)  A corporation of which all of the beneficial ownership of outstanding capital stock entitled to vote for the election of directors is owned by, or a partnership of which all of the beneficial ownership of the partnership interests entitled to participate in the management of the partnership are held by, the Class B Holder or his or her Permitted Transferees determined under this clause (i), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class B Common Stock then held by such corporation or partnership shall, upon the election of the Corporation given by written notice to such corporation or partnership, without further act on anyone's part, be converted into shares of Class A Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock;

                (D)  The estate of such Class B Holder; and

                (E)  The trustee or trustees of a voting trust established by one or more Class B Holders and/or one or more of his or her Permitted Transferees described in each subclause of this clause (i) other than this subclause (E).

               (ii)  In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust (including a voting trust) other than an irrevocable trust as provided in subsection (iii) below, "Permitted Transferee" means (A) any person who originally transferred such Class B Common Stock to such trust and (B) any Permitted Transferee of any such transferor determined pursuant to clause (i) above.

              (iii)  In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust which is irrevocable, "Permitted Transferee" means (A) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (B) any Permitted Transferee of any such person determined pursuant to clause (i) above.

              (iv)  In the case of a Class B Holder which is a corporation or partnership holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means (a) any person transferring such shares of Class B Common Stock to such corporation or partnership and (b) any Permitted Transferee of any such transferor determined pursuant to clause (i) above.

               (v)  In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clause (i), (ii), (iii) or (iv) above, as the case may be.

            (b)   Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to, or registered in, the name of the pledgee and shall remain subject to the provisions of this Section A.7. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgee may elect.

            (c)   For purposes of this Section A.7:

                (i)  The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

               (ii)  Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.

              (iii)  A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

              (iv)  Unless otherwise specified, the term "person" means both natural persons and legal entities.

               (v)  Without derogating from the election conferred upon the Corporation pursuant to subclause (C) of clause (i) above, each reference to a corporation shall include any successor corporation resulting from merger or consolidation; and each reference to a partnership shall include any successor partnership resulting from the death, admission or withdrawal of a partner.

            (d)   Any transfer of shares of Class B Common Stock not permitted hereunder shall result in the automatic conversion of those shares of Class B Common Stock into an equal number of shares of Class A Common Stock without any further act, effective as of the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Common Stock or is a Permitted Transferee.

            (e)   Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares (including any voting trustee under a voting trust). The Corporation shall note on the certificates for shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this Section A.7 or otherwise.

        B.    Preferred Stock.

        The Board of Directors is hereby authorized from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by this Restated Certificate of Incorporation, as amended from time to time; and to determine with respect to each such series the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions appertaining thereto, including without limiting the generality of the foregoing, the voting rights appertaining to shares of Preferred Stock of any series (which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or non-cumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, and the rights (if any) of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class of capital stock (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable and the time or times during which a particular price or rate shall be applicable); provided, however, that the Corporation shall not issue any shares of Preferred Stock carrying in excess of one vote per share or Preferred Stock convertible into Class B Common Stock without the prior approval of a majority in interest of the holders of the Class B Common Stock and the Class A Common Stock, voting as separate classes.

        Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate setting forth a copy of the resolution or resolutions of the Board of Directors, fixing the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, appertaining to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Board of Directors to be issued, shall be made under seal of the Corporation and signed by Chairman of the Board or the President or a Vice President and attested to by the Secretary or an Assistant Secretary and acknowledged by such Chairman of the Board or President or Vice President as provided by the laws of the State of Delaware and shall be filed and a copy thereof recorded in the manner prescribed by the laws of the State of Delaware.

        FIFTH:    In furtherance of and not in limitation of powers conferred by statute, it is further provided:

          1.     The number of Directors shall be fixed in the manner provided in the By-laws of the Corporation.

          2.     Election of Directors need not be by written ballot.

          3.     The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation to the extent specified therein.

        SIXTH:    The Corporation is to have perpetual existence.

        SEVENTH:    The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

        EIGHTH:    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

        NINTH:    The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in effect may be added or inserted, in the manner now or hereafter prescribed by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders herein are granted subject to this reservation; provided, however, that the provisions of Articles Fourth and Ninth of this Restated Certificate of Incorporation shall not be modified, revised, altered, amended, repealed or rescinded, in whole or in part, except by the affirmative vote of the holders of a majority in interest of each class of the Corporation's outstanding capital stock entitled to vote generally in the election of the Directors, voting as separate classes.

        TENTH:    No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing clause shall not apply to any liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the effective date of this Restated Certificate of Incorporation under the laws of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereto affixed and this Restated Certificate of Incorporation to be signed by its Chairman of the Board and attested by its Secretary this 28th day of August, 1986.

WATTS INDUSTRIES, INC.

	By:	/s/ TIMOTHY P. HORNE Timothy P. Horne, Chairman of the Board
ATTEST:

/s/ KENNETH J. MCAVOY Kenneth J. McAvoy, Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

WATTS INDUSTRIES, INC.

        Watts Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

          1.     The name of the Corporation is Watts Industries, Inc.

          2.     The first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

      FOURTH:    The total number of shares of capital stock which the Corporation shall have authority to issue shall be fifty-eight million (58,000,000) shares, of which forty million (40,000,000) shall be Class A Common Stock, par value $.10 per share ("Class A Common Stock"), thirteen million (13,000,000) shall be Class B Common Stock, par value $.10 per share ("Class B Common Stock"), and five million (5,000,000) shall be Preferred Stock, par value $.10 per share, issuable in series ("Preferred Stock").

          3.     At a meeting duly held on August 17, 1990 after notice duly given, the Board of Directors of the Corporation adopted resolutions declaring the advisability of the foregoing amendment and directing the officers of the Corporation to submit the amendment to the stockholders of the Corporation for their approval at its 1990 Annual Meeting of the stockholders or by written consent of the stockholders.

          4.     The stockholders of the Corporation approved the foregoing amendment by the favorable votes of (i) the holders of a majority of the issued and outstanding shares of the Class A Common Stock of the Corporation and (ii) the holders of a majority of the issued and outstanding shares of the Class B Common Stock of the Corporation as required by Article 4 Section A.3 of the Company's Restated Certificate of Incorporation. No other class of securities of the Corporation is entitled to vote on the foregoing amendment.

          5.     The amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

          6.     The capital of the Corporation will not be reduced under or by reason of the amendment.

        IN WITNESS WHEREOF, Watts Industries, Inc. has caused its corporate seal to be affixed and this Certificate to be signed on its behalf by Timothy P. Horne, Chairman of the Board and attested by Kenneth J. McAvoy, Secretary, and does hereby affirm that the facts stated therein are true, this 18th day of October, 1990.

ATTEST:	WATTS INDUSTRIES INC.
[Corporate Seal].
	By:	/s/ TIMOTHY P. HORNE Timothy P. Horne Chairman of the Board
/s/ KENNETH J. MCAVOY Kenneth J. McAvoy Secretary

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

WATTS INDUSTRIES, INC.

        Watts Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST:    That at a meeting of the Board of Directors of Watts Industries, Inc., resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and placing said amendment on the agenda of the next annual meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing Section A.7 of the Article thereof numbered "FOURTH" so that, as amended, said Section A.7 shall be and read as follows:

          7.    Restriction on Transfer of Class B Common Stock.

            (a)   No person holding shares of Class B Common Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee (as hereinafter defined). A Permitted Transferee shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Common Stock, as follows:

                (i)  In the case of a Class B Holder who is a natural person, a Permitted Transferee shall mean:

                (A)  The spouse of such Class B Holder, any lineal descendant of a grandparent of such Class B Holder, and any spouse of such lineal descendant (which lineal descendants, their spouses, the Class B Holder, and his or her spouse are herein collectively referred to as the "Class B Holder's Family Members");

                (B)  The trustee or trustees of a trust for the benefit of such Class B Holder and/or one or more of his or her Permitted Transferees described in any subclause of this clause (i) other than this subclause (B), provided that such trust may also grant a general or special power of appointment to one or more of such Class B Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Class B Holder's Family Members payable by reason of the death of any of such Family Members;

                (C)  A corporation of which all of the beneficial ownership of outstanding capital stock entitled to vote for the election of directors is owned by, or a partnership of which all of the beneficial ownership of the partnership interests entitled to participate in the management of the partnership are held by, the Class B Holder or his or her Permitted Transferees determined under this clause (i), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class B Common Stock then held by such corporation or partnership shall, upon the election of the Corporation given by written notice to such corporation or partnership, without further act on anyone's part, be converted into shares of Class A

        Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock;

                (D)  Any private charitable foundation, the trustee or trustees of any private charitable foundation (in the event such foundation is organized as a trust) or the trustee or trustees of any charitable remainder trust, which foundation or trust was established by one or more Class B Holders and/or one or more of his or her Permitted Transferees described in any subclause of this clause (i) other than this subclause (D);

                (E)  The estate of such Class B Holder; and

                (F)  The trustee or trustees of a voting trust established by one or more Class B Holders and/or one or more of his or her Permitted Transferees described in any subclause of this clause (i) other than this subclause (F).

               (ii)  In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee or trustees pursuant to a revocable trust (for this purpose, any voting trust and any trust that is revocable with the consent of the trustee shall be deemed to constitute a revocable trust), other than any charitable remainder trust, "Permitted Transferee" means (A) any person who originally transferred such shares of Class B Common Stock to such trust (or, in the event such transferor is a trust which has been revoked or dissolved, such transferor shall be deemed to be any original settlor or settlors of such trust) and (B) any Permitted Transferee of any such transferor determined pursuant to this Section A.7(a).

              (iii)  In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee or trustees pursuant to a trust which is irrevocable, other than any charitable remainder trust, "Permitted Transferee" means (A) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (B) any Permitted Transferee of any such person determined pursuant to this Section A.7(a).

              (iv)  In the case of a Class B Holder holding the shares of Class B Common Sock in question as trustee or trustees pursuant to a charitable remainder trust, "Permitted Transferee" means (A) any person who originally transferred such shares of Class B Common Stock to such trust and (B) any Permitted Transferee of any such transferor determined pursuant to this Section A.7(a).

               (v)  In the case of a Class B Holder which is a private charitable foundation, corporation or partnership holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means (A) any person transferring such shares of Class B Common Stock to such private charitable foundation, corporation or partnership and (B) any Permitted Transferee of any such transferor determined pursuant to this Section A.7(a).

              (vi)  In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to this Section A.7(a).

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            For purposes of applying the provisions of this Section A.7(a) in connection with any transfer of shares of Class B Common Stock, (i) any Permitted Transferee of a person who is deceased or otherwise no longer in existence shall be determined as if such person were then living or otherwise in existence (except as contemplated in clause (ii)(A) of this Section A.7(a)) and (ii) determination of the Permitted Transferees of any person may be made by successive applications of any of the provisions of this Section A.7(a) as provided herein (as in the case, for example, of a determination of the Permitted Transferees of a trust involving analysis of the original transferor to such trust and the Permitted Transferees of such transferor).

            (b)   Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to, or registered in, the name of the pledgee and shall remain subject to the provisions of this Section A.7. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgee may elect.

            (c)   For purposes of this Section A.7:

                (i)  The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

               (ii)  Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.

              (iii)  A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

              (iv)  Unless otherwise specified, the term "person" means both natural persons and legal entities.

               (v)  The term "Class B Common Stock" shall be deemed to include any securities of the Corporation or its predecessors in respect of which Class B Common Stock was issued.

              (iv)  Without derogating from the election conferred upon the Corporation pursuant to subclause (C) of clause (i) above, each reference to a corporation shall include any successor corporation resulting from merger or consolidation; and each reference to a partnership shall include any successor partnership resulting from the death, admission or withdrawal of a partner.

            (d)   Any transfer of shares of Class B Common Stock not permitted hereunder shall result in the automatic conversion of those shares of Class B Common Stock into an equal number of shares of Class A Common Stock without any further act, effective as of the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Common Stock or is a Permitted Transferee.

            (e)   Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner"

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    of any shares of Class B Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares (including any voting trustee or trustees under a voting trust). The Corporation shall note on the Certificates for shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this Section A.7 or otherwise.

        SECOND:    That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Watts Industries, Inc. has caused this certificate to be signed by Charles W. Grigg, its President, and Kenneth J. McAvoy, its Secretary, this 15th day of October, 1991.

		By	/s/ CHARLES W. GRIGG Charles W. Grigg, President
ATTEST:

By	/s/ KENNETH J. MCAVOY Kenneth J. McAvoy, Secretary

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CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

WATTS INDUSTRIES, INC.

        Watts Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

          1.     The name of the Corporation is Watts Industries, Inc.

          2.     The first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

      FOURTH:    The total number of shares of capital stock which the Corporation shall have authority to issue shall be one hundred ten million (110,000,000) shares, of which eighty million (80,000,000) shall be Class A Common Stock, par value $.10 per share ("Class A Common Stock"), twenty-five million (25,000,000) shall be Class B Common Stock, par value $.10 per share ("Class B Common Stock"), and five million (5,000,000) shall be Preferred Stock, par value $.10 per share, issuable in series ("Preferred Stock").

          3.     At a meeting duly held on August 9, 1994 after notice duly given, the Board of Directors of the Corporation adopted resolutions declaring the advisability of the foregoing amendment and directed the officers of the Corporation to submit the amendment to the stockholders of the Corporation for their approval at its 1994 Annual Meeting of the stockholders. The Annual Meeting was called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

          4.     The stockholders of the Corporation approved the foregoing amendment by the favorable votes of (i) the holders of a majority of the issued and outstanding shares of the Class A Common Stock of the Corporation and (ii) the holders of a majority of the issued and outstanding shares of the Class B Common Stock of the Corporation as required by Article FOURTH Section A.3 and Article NINTH of the Corporation's Restated Certificate of Incorporation. No other class of securities of the Corporation is entitled to vote on the foregoing amendment.

          5.     The amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

          6.     The capital of the Corporation will not be reduced under or by reason of the amendment.

        IN WITNESS WHEREOF, Watts Industries, Inc. has caused its corporate seal to be affixed and this Certificate to be signed on its behalf by Timothy P. Horne, Chairman of the Board and attested by Kenneth J. McAvoy, Secretary, and does hereby affirm that the facts stated therein are true, this 18th day of October, 1994.

ATTEST:
[Corporate Seal]	WATTS INDUSTRIES, INC.
/s/ KENNETH J. MCAVOY Kenneth J. McAvoy Secretary	By:	/s/ TIMOTHY P. HORNE Timothy P. Horne Chairman of the Board

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

WATTS INVESTMENT COMPANY,
A DELAWARE CORPORATION

WITH AND INTO

WATTS INDUSTRIES, INC.,
A DELAWARE CORPORATION

        Watts Industries, Inc. ("Watts Industries"), a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST:    That Watts Industries was incorporated on December 27, 1985, pursuant to the laws of the State of Delaware;

          SECOND:    That Watts Industries owns one hundred percent (100%) of the issued and outstanding shares of the common stock of Watts Investment Company ("Watts Investment"), a Delaware corporation, which was incorporated on July 22, 1991, pursuant to the Delaware General Corporation Law (the "DGCL");

          THIRD:    That Watts Industries by the following resolutions of its Board of Directors, duly adopted by consent of the Board of Directors as of December 20, 2002, did determine to merge Watts Investment with and into itself, which resolutions are as follows:

            RESOLVED:    That, effective upon the filing of an appropriate Certificate of Ownership and Merger (the "Certificate of Ownership and Merger") embodying these resolutions with the Secretary of State of Delaware, Watts Investment Company, a Delaware corporation and wholly owned subsidiary of the Company (the "Subsidiary"), shall be merged (the "Merger") with and into the Company, and the Company shall be the surviving corporation possessed of all the estate, property, rights, privileges and franchises of the Subsidiary, and the Corporation shall assume all of the liabilities and obligations of the Subsidiary pursuant to and in the manner prescribed by Section 253 of the DGCL.

            RESOLVED:    That the President and Chief Financial Officer, Treasurer and Secretary or other proper officer of the Company (the "Authorized Officers") be, and each of them acting singly hereby is, authorized, empowered and directed in the name and on behalf of the Company, to execute and file or cause to be filed with the Secretary of State of Delaware, the Certificate of Ownership and Merger as required by Section 253 of the DGCL, and any and all additional documents and information required to be filed therewith.

            RESOLVED:    That the Merger shall be effective upon the filing of the Certificate of Ownership and Merger, or at such later date provided therein, with the Secretary of State of Delaware.

            RESOLVED:    That upon the proposed Merger becoming effective, each outstanding share of capital stock of Subsidiary owned of record by the Company shall cease to be outstanding, without any payment being made in respect thereof.

            RESOLVED:    That any and all actions heretofore taken by any officer or director of the Company contemplated by or in connection with the Merger be, and each of them hereby is, ratified, confirmed and approved in all respects.

            RESOLVED:    That, anything in these resolutions or elsewhere to the contrary notwithstanding, the Merger may be amended or terminated and abandoned by the Board of Directors of the Company at any time prior to the date of filing the Certificate of Ownership and Merger with the Secretary of State of Delaware.

          FOURTH:    That the Certificate of Incorporation of Watts Industries, which is the surviving corporation, shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation; and

          FIFTH:    That this Certificate of Merger shall be effective as of 5:00 p.m., Eastern time, on December 20, 2002.

        IN WITNESS WHEREOF, said Watts Industries has caused this Certificate to be signed by its duly elected, qualified and acting Chief Financial Officer, this 20th day of December, 2002.

WATTS INDUSTRIES, INC.
By:	/s/ WILLIAM C. MCCARTNEY Name: William C. McCartney Title: Chief Financial Officer

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CERTIFICATE OF INCORPORATION OF WATTS INDUSTRIES, INC.
CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
EXHIBIT A
RESTATED CERTIFICATE OF INCORPORATION OF WATTS INDUSTRIES, INC.
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF WATTS INDUSTRIES, INC.
CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF WATTS INDUSTRIES, INC.
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF WATTS INDUSTRIES, INC.
CERTIFICATE OF OWNERSHIP AND MERGER MERGING WATTS INVESTMENT COMPANY, A DELAWARE CORPORATION WITH AND INTO WATTS INDUSTRIES, INC., A DELAWARE CORPORATION